UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2013, the Board of Directors of LSB Industries, Inc. (the “Company”) appointed Mr. Lance Benham as a new member of the Company’s Board of Directors. Mr. Benham’s appointment fills the board vacancy resulting from the passing of Mr. Horace Rhodes in January 2013. Mr. Benham will serve with the class of directors having a term ending at the 2013 annual meeting of stockholders, which will be held on May 23, 2013.

In January 2013, Mr. Benham retired as Senior Vice President of SAIC Energy, Environment & Infrastructure, LLC (“SAIC Energy”), a subsidiary of Science Applications International Corporation (“SAIC”). From 1982 to 2007, Mr. Benham worked for The Benham Companies, a nationally prominent architecture-engineering and design-build firm headquartered in Oklahoma City. He became President and CEO of The Benham Companies in 2003 and remained in that capacity until the firm’s acquisition by SAIC in 2007. Mr. Benham spent 10 years on active duty with the Navy, followed by service with the Naval Reserves. Mr. Benham is a community leader with service on boards of numerous non-profits including the Oklahoma Medical Research Foundation, Oklahoma City National Memorial & Museum, National Cowboy & Western Heritage Museum, Oklahoma School of Science and Mathematics Foundation, and many others. He received a Bachelor of Science from the United States Naval Academy in 1972; and in 1977 he received Masters of Science degrees from the Massachusetts Institute of Technology in both Mechanical Engineering and Naval Architecture and Marine Engineering. Mr. Benham’s leadership skills, business and management background, experience with The Benham Companies, SAIC, his naval experience and his involvement with numerous non-profits, among other factors, led the Board to conclude that he should serve as a director.

There are no arrangements or understandings between Mr. Benham and any other person pursuant to which Mr. Benham was elected as a director of the Company. In 2012, the Company paid SAIC Energy approximately $127,000 for engineering services relating to the Company’s chemical facilities. In 2013, the Company has paid or committed to pay SAIC Energy approximately $2.3 million for engineering services and deconstruction services relating to the Company’s damaged nitric acid plant at its facility in El Dorado, Arkansas (the “El Dorado Facility”). The Company currently estimates approximately $4.0 million of additional payments will be made to SAIC Energy in connection with future engineering services and construction services relating to the damaged nitric acid plant at the El Dorado Facility. Having considered Mr. Benham’s prior affiliation with SAIC Energy, the Board of Directors has determined that Mr. Benham is “independent” under the criteria of the New York Stock Exchange. The Company is not aware of any other relationships or related party transactions involving Mr. Benham that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2013

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
Jack E. Golsen,
Chairman of the Board and Chief Executive Officer